SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) American Cannabis Company, Inc. (the “Registrant”) entered into a material definitive agreement not made in the ordinary course of its business on October 11, 2019. The parties to the agreement are the Registrant and White Lion Capital, LLC, a Nevada Limited Liability Company (“White Lion”). With the exception of the entry into the subject material definitive agreement, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons on the one hand, and White Lion, and any of its affiliates or control persons on the other hand.

(a)(2) Pursuant to a Common Stock Purchase Agreement between the Registrant and White Lion, White Lion agreed to invest up to Seven Million, Five Hundred Thousand Dollars ($7,500,000) to purchase the Registrant’s Common Stock, par value $0.00001 per share. Coincidentally, the Registrant and White Lion entered into a Registration Rights Agreement, as an inducement to White Lion to execute and deliver the Common Stock Purchase Agreement, whereby the Registrant agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for White Lion’s investment pursuant to the Common Stock Purchase Agreement. The Common Stock Purchase Agreement terminates thirty-six (36) months after the Effective Date, or conditioned upon the following events: (i) when White Lion has purchased an aggregate of Seven Million, Five Hundred Thousand Dollars ($7,500,000) in the Registrant’s Common Stock; (ii) at such time that the Registration Statement agreed to in the Registration Rights Agreement is no longer in effect: (iii) upon White Lion’s material breach of contract; (iv) in the event a voluntary or involuntary bankruptcy petition is filed concerning the Registrant; or, (v) if a Custodian is appointed for the Registrant or for all or substantially all of its property or the Registrant makes a general assignment for the benefit of its creditors.

Item 1.02 Termination of a Material Definitive Agreement.

On September 24, 2019, the Registrant gave notice of its decision to terminate a material definitive investment agreement previously disclosed on Form 8-K filed June 27, 2016. The Parties to the terminated agreement are the Registrant and Tangiers Global, LLC, a Wyoming limited liability company. There is no material relationship between the Registrant or its affiliates and Tangiers Global other than in respect of the material definitive agreement.

The investment agreement and related transaction documents, as amended, were entered into on June 23, 2016 and August 4, 2016, and were agreed to expire on November 8, 2019. The investment agreement and related documents concerned the Registrant’s Form S-1 registration statement, file number 333-213592. By virtue of Section VIII (iv) of the Investment Agreement, the Registrant could elect to terminate at any time by giving fifteen days written notice. Pursuant to Section VIII(iv) of the Investment Agreement, the Registrant provided both written notice and email notice to Tangiers on September 24, 2019, making the effective date of the termination October 9, 2019. The Registrant did not incur any termination penalties as a result of its election to terminate.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document Location

10.1	Common Stock Purchase Agreement	Filed Herewith

10.2	Registration Rights Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 15, 2019

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer